Exhibit 99.1

Cuentas Announces $3 Million Private Placement Priced At-the-Market Under Nasdaq Rules

Miami Beach, FL, August 4, 2022 (GLOBE NEWSWIRE) -- Cuentas, Inc. (Nasdaq: CUEN & CUENW) (“Cuentas”), a leading fintech provider of mobile financial app and payment solutions, announced today that it has entered into a securities purchase agreement with a single institutional investor to purchase 4,224,044 shares of common stock (or common stock equivalents) and warrants to purchase up to an aggregate of 4,224,044 shares of common stock in a private placement priced at-the-market under Nasdaq rules. The purchase price for one share of common stock (or common stock equivalent) and one warrant to purchase one share of common stock is $0.71022. The warrants have an exercise price of $0.59 per share, will be exercisable immediately upon issuance, and will expire five and one-half years from the date of issuance. The gross proceeds from the private placement are expected to be approximately $3 million. The offering is expected to close on or about August 8, 2022, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Cuentas intends to use the net proceeds received from the offering for general working capital, marketing and general corporate expenses.

The offer and sale of the foregoing securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities in the private placement may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investor, Cuentas is required to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of the common stock and the shares of common stock underlying the warrants in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Cuentas

Cuentas Inc. (Nasdaq: CUEN & CUENW) is a fintech e-finance and e-commerce service provider with proprietary technology that delivers digital financial services to the underbanked and unbanked Hispanic, Latino and immigrant populations including mobile and financial services, prepaid debit card, ACH and mobile deposits, cash remittance, peer to peer money transferring, and other services. The Cuentas General Purpose Reloadable (GPR) Card includes a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. For more information, visit https://cuentas.com.

Forward-Looking Statements

This news release contains “forward-looking statements”, as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. We are using forward-looking statements when we discuss the completion of the private placement; the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements including, market and other conditions, that we will meet the standard for listing on Nasdaq or successful in our launch of the Cuentas GPR card and mobile app. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as “believe”, “plan” or “expect” or similar statements are forward-looking statements.

Matthew Aversa

Cuentas Inc. (Nasdaq: CUEN)

6469245733

matthew@uprisemgmt.com